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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Angeion Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANGEION CORPORATION
350 Oak Grove Parkway
Saint Paul, Minnesota 55127-8599
(651) 766-3480

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Wednesday, June 9, 2004

        Notice is hereby given that the 2004 Annual Meeting of Shareholders of Angeion Corporation (the "Company") will be held at Angeion's offices located at 350 Oak Grove Parkway, Saint Paul, Minnesota 55127, on Wednesday, June 9, 2004 at 2:30 p.m. local time, for the following purposes:

  1.
  To elect four (4) directors to hold office for a term of one year or until their successors have been elected.

  2.
  To transact any other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

        The Board of Directors has fixed the close of business on April 21, 2004 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

        Since a majority of the outstanding shares of the Company's common stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, please sign, date and return the enclosed proxy card promptly.

By Order of the Board of Directors,
/s/ RICHARD E. JAHNKE Richard E. Jahnke Director, President and Chief Executive Officer

Saint Paul, Minnesota
May 12, 2004

PLEASE REMEMBER TO SIGN AND RETURN YOUR PROXY.

ANGEION CORPORATION
350 Oak Grove Parkway
Saint Paul, Minnesota 55127-8599

PROXY STATEMENT

        The Board of Directors of Angeion Corporation, a Minnesota corporation (the "Company"), is soliciting your proxy for use at the 2004 Annual Meeting of Shareholders to be held on Wednesday, June 9, 2004, and at any adjournment(s) or postponement(s) thereof. This Proxy Statement and the enclosed form of proxy will be mailed to shareholders commencing on or about May 12, 2004.

GENERAL INFORMATION

Voting

        Each share of the Company's common stock is entitled to one vote. You may vote your shares in person by attending the Annual Meeting or you may vote by proxy. If you vote by proxy, you must sign, date and return the enclosed proxy card in the envelope provided, or follow the instructions on the proxy card to vote by telephone or the Internet. The Company encourages you to take advantage of telephone or Internet voting because of their ease and efficiency.

        If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed. If you do not specify on your proxy card how you want your shares voted, the individuals named on the enclosed proxy card will vote your shares FOR each of the directors nominated by the Board of Directors in Proposal 1—Election of Directors.

Quorum and Vote Requirements

        The total number of shares outstanding as of April 21, 2004 and entitled to vote at the meeting consisted of 3,597,638 shares of common stock, $.10 par value. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on April 21, 2004 will be entitled to notice of, and to vote at, the Annual Meeting. A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor or against such matter. If an executed proxy is returned by a broker holding shares in "street name" indicating that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.

        A director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. Other business as may properly come before the Annual Meeting will be approved by the affirmative vote of the holders of a greater of (a) a majority of shares of common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal or (b) the majority of the minimum number of shares of common stock which would constitute a quorum for transacting business at the Annual Meeting of Shareholders.

Revoking A Proxy

        If you give a proxy and later wish to revoke it before it is voted, you may do so by (1) sending a written notice to that effect to the Secretary of the Company at the address indicated in this Proxy Statement, (2) submitting a properly signed proxy with a later date, or (3) voting in person at the Annual Meeting. A proxy not properly revoked will be voted as indicated on such proxy.

Limitation on Acquisition or Disposition of Common Stock

        In connection with the Company's Plan of Reorganization (as defined below under "Election of Directors"), in order to limit ownership changes in the Company's common stock that would have the effect of limiting the Company's ability to use the net operating loss carry forward that it generated prior to its emergence from Chapter 11 Bankruptcy in October 2002, the Company adopted a provision to its Bylaws limiting changes in its common stock. Under the Bylaws, until October 31, 2005, no purchase of the Company's common stock may be made by any beneficial owner of 5% or greater of the Company's common stock (or any person who would become a 5% or greater owner as a result of the purchase), unless the Company's Board of Directors approves the transfer in advance. Further, each beneficial owner of 5% or greater of the Company's common stock immediately following confirmation of the Plan is prohibited from transferring more then 60% of such holder's common stock until October 25, 2004, unless the transfer is approved in advance by the Board of Directors.

        In February 2004, Deephaven Capital Management LLC ("DCM"), on behalf of funds and accounts for which DCM serves as investment advisor ("Funds"), formally requested that the Board of Directors of Angeion Corporation approve the possible purchase by the Funds of up to 330,000 additional common shares of Angeion Corporation. DCM owned 758,658 shares or 21.1% of the Company's outstanding shares as of April 21, 2004. The purchase of an additional 330,000 common shares of Angeion Corporation would result in DCM and the Funds collectively owning approximately 30% of Angeion Corporation's outstanding common stock. Angeion's Board of Directors granted DCM's request to purchase the additional shares on February 11, 2004. DCM advised the Board that it may buy shares from time to time in the market, or otherwise, but did not make any commitment to purchase any minimum number of shares.

        The Diker Micro-Value fund, LP purchased 246,467 shares of the Company's common stock during the period from September 2003 through December 2003 without obtaining the requisite prior approval of Company's Board of Directors. Diker Management, LLC has informed the Company that it was unaware of any restriction on purchasing shares of the Company's common stock and has formally requested the Board of Directors to approve the purchase. The Board of Directors has not yet acted upon this request.

PROPOSAL 1: ELECTION OF DIRECTORS

        The Company's Bylaws, as amended and restated, provide that the Board of Directors shall consist of the number of members last elected by a majority vote of the shareholders or by the Board of Directors, which number shall not be less than three (3) nor more than seven (7) directors. There are currently four directors and the Board of Directors has determined that there will be four directors elected at the Annual Meeting. Each director shall serve until a successor shall have been duly elected and qualified, unless the director shall retire, resign, die, or be removed. Vacancies on the Board of Directors and newly created directorships can be filled by vote of a majority of the directors then in office, subject to the rights of the Creditors' Committee described below.

        On October 24, 2002, the United States Bankruptcy Court for the District of Minnesota entered an order confirming the Company's Joint Modified Plan of Reorganization dated September 4, 2002 ("Plan of Reorganization"), which became effective on October 25, 2002, the first business day after the date of its confirmation. Upon the effectiveness of the Plan of Reorganization, Messrs. Arnold A. Angeloni, Richard E. Jahnke, John C. Penn and Jeffrey T. Schmitz constituted the Board of Directors of the Company. Pursuant to the Plan of Reorganization, the Company adopted Amended and Restated Articles of Incorporation. The Amended and Restated Articles of Incorporation provide the Creditors' Committee, formed in connection with the Plan of Reorganization, with the right to appoint and elect at any time, up to four directors, which right will terminate upon the earlier of (a) January 1, 2006 or (b) the date on which the former holders of the Company's Senior Convertible Notes due April 2003 collectively own less than forty percent of the Company's common stock outstanding.

        Until the termination of this right of the Creditors' Committee, the Amended and Restated Articles of Incorporation provide that there must be at least one director serving as a designee of the Creditors' Committee. Mr. Jeffrey T. Schmitz, a current director and nominee for election at this Annual Meeting, is the current designee of the Creditors' Committee. If Mr. Schmitz is not elected to the Board of Directors at this Annual Meeting, the Creditors' Committee has the right to appoint a director to serve as its designee.

        It is intended that proxies will be voted for the named nominees. Unless otherwise indicated, each nominee has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than five years. The names and biographical information concerning the nominees are set forth below, based upon information furnished to the Company by the nominees. The nominees listed below have consented to serve if elected. Subject to the rights of the Creditors' Committee described above, if the nominee is unable to serve for any reason, the persons named on the enclosed proxy card may vote for a substitute nominee proposed by the Board, or the Board may reduce the number of directors to be elected.

Nominees for Election to the Board of Directors

        The following table sets forth certain information regarding the Company's directors as of April 21, 2004.

Name of Director	Age	Principal Occupation	Director Since
Arnold A. Angeloni	61	Consultant, Manchester Companies	1990
Richard E. Jahnke	55	President and Chief Executive Officer of the Company	2000
John C. Penn	64	President and Chief Executive Officer of Intek Plastics, Inc.	2000
Jeffrey T. Schmitz	40	Senior Financial Analyst, Deephaven Capital Management	2002

Other Information About Directors

        Arnold A. Angeloni is currently a consultant with Manchester Companies, a multi-disciplinary professional services firm that provides management and financial advisory and business recovery services to small and middle market companies. Until 2003, he was President of Gateway Alliance II, a consulting firm for start-up ventures. Prior to co-founding Gateway in 1996, Mr. Angeloni held various senior executive positions with Deluxe Corporation, a publicly held printing and financial services company. Over his 30-year career with Deluxe, Mr. Angeloni served as President of the $1.2 billion Check Printing Division and a President of the $400 million Business Systems Division.

        Richard E. Jahnke has served as the Company's President and Chief Executive Officer since January 2000. Since August 1998, Mr. Jahnke has also served as the President and Chief Executive Officer of Medical Graphics Corporation, a subsidiary of the Company. From 1993 to March 1998, Mr. Jahnke served as President and Chief Operating Officer of CNS, Inc., a consumer health care products company. From 1991 to 1993, he was Executive Vice President and Chief Operating Officer of Lemna Corporation, which manufacturers and sells waste water treatment systems. From 1986 to 1991, Mr. Jahnke was general manager of the government operations division of ADC Telecommunications, an electronic communications systems manufacturer. From 1982 to 1986, he was Director of Marketing and Business and Technical Development at BMC Industries, Inc. From 1972 to 1982, he held various positions of increasing responsibility in engineering, sales and marketing management at 3M Company. Mr. Jahnke serves on the board of directors of Compex Technologies, Inc. (formerly Rehabilicare, Inc.).

        John C. Penn became the President and CEO of Intek Plastics, Inc. on April 1, 2003 after serving 15 years as its outside Chairman of the Board. The company is a privately-owned plastics extruder located in Hastings, Minnesota. He had been Vice Chairman and Chief Executive Officer of the Satellite Companies since 1998. From 1990 to 1997, Mr. Penn was the President and Chief Executive Officer of Centers for Diagnostic Imaging. Previously, he served in a senior management capacity in various manufacturing companies. Mr. Penn serves and has served on the Board of Directors of several private and public corporations. He also served as a director of Medical Graphics Corporation from December 1996 to December 1999.

        Jeffrey T. Schmitz has over 15 years of financial management experience between the commercial banking and asset management fields. Since February 1999, Mr. Schmitz has been a senior financial analyst at Deephaven Capital Management, a market neutral investment fund. Prior to that, he worked for Cargill Financial Services, Inc. from 1996 to 1998. Mr. Schmitz is a Chartered Financial Analyst (CFA).

MANAGEMENT RECOMMENDS A VOTE "FOR"
THE ELECTION OF THE NOMINEES

CORPORATE GOVERNANCE AND BOARD MATTERS

General

        The Board of Directors is committed to sound and effective corporate governance practices. We continue to review our governance policies and practices, the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission ("SEC") and the new listing standards of The Nasdaq Stock Market ("Nasdaq"), and are taking steps to ensure compliance with the rules and regulations applicable to the Company. In the near future, we will make our governance policies and procedures, as well as our current committee charters, available to the public on our website at www.Angeion.com or by written request sent to our Investor Relations Department at:

  Angeion Corporation
  Investor Relations Department
  350 Oak Grove Parkway
  Saint Paul, MN 55127

The Board, Board Committees and Meetings

        Meeting Attendance.    The Board of Directors meets regularly during the year to review matters affecting the Company and to act on matters requiring Board approval. Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders. During fiscal 2003, the Board of Directors held three meetings. Each of the directors attended at least 75% of the meetings of the Board and committees on which he served. All of our directors and nominees for directors then serving on or nominated to the Board attended our 2003 Annual Meeting of Shareholders.

        Committees of the Board of Directors.    The Board of Directors has an Audit Committee and a Compensation Committee. The composition and function of each Committee is set forth below:

Director	Audit	Compensation
Richard E. Jahnke
Arnold A. Angeloni	X	Chair
John C. Penn	Chair	X
Jeffrey T. Schmitz		X

        Audit Committee.    The Audit Committee oversees the Company's internal control structure and financial reporting activities, reviews the scope of the annual audit, reviews non-audit services performed by auditors to determine and maintain auditor independence, selects the Company's independent auditors, reviews the Company's audited financial statements prior to release to the public and conducts discussions with the Company's independent auditors each quarter in connection with their quarterly review. KPMG, LLP, the Company's independent public accountants, reports directly to the Audit Committee. Each of the members of the Audit Committee is independent as defined by Nasdaq listing standards and the Board of Directors has determined that John C. Penn qualifies as an audit committee financial expert. The Audit Committee held six meetings during fiscal 2003. The report of the Audit Committee is found on page 8.

        Compensation Committee.    Among other duties, the Compensation Committee reviews compensation of the Company's officers for fairness and competitiveness, determines the necessity for, and content of, any officer employment contracts, advises and recommends incentives in the form of overall corporate bonus plans and determines bonuses and grants of stock options for the Company's officers, and reviews the performance of the Company's Chief Executive Officer. The Compensation Committee also has the authority to make awards under, and adopt and alter administrative rules and practices governing, the Company's qualified or unqualified benefits plans, including the Company's stock option plan. The Compensation Committee operates under a charter approved by the Board and each of its members is independent under Nasdaq listing standards. The Compensation Committee held six meetings during fiscal 2003. The report of the Compensation Committee is found on page 13.

Director Independence

        The Board of Directors has reviewed director independence guidelines in a manner consistent with the definitions of "independence" set forth in Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3 under the Securities Exchange Act of 1934 and Nasdaq listing standards. In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each director and director nominee and has determined that, with the exception of Richard E. Jahnke, the Company's President and Chief Executive Officer, each qualifies as "independent" under Nasdaq listing standards. Specifically, the Board has determined that:

  •
  Other than Mr. Jahnke, no director is an officer or employee of the Company or its subsidiaries or affiliates;

  •
  No director has an immediate family member who is an officer of the Company or its subsidiaries or has any current or past material relationship with the Company;

  •
  No director, other than Mr. Jahnke, has worked for, consulted with, been retained by, or received anything of substantial value from the Company aside from his or her compensation as a director;

  •
  No director is, or was within the past three years, employed by the independent auditors of the Company;

  •
  No executive officer of the Company serves on the compensation committee or the board of directors of any corporation that employs a nominee for director or a member of the immediate family of any nominee for director; and

  •
  No director is an executive officer of any entity which the Company's annual sales to or purchases from exceeded five percent of the Company's consolidated gross revenues for the last fiscal year.

Director Nominations

        The independent members of the Board of Directors are responsible for considering and selecting the nominees for election as directors at annual shareholder meetings. The Board believes a nominee should possess the highest level of professional and personal ethics and values, be free of any material conflict of interest with respect to board service, have broad experience at the policy-making level, have the ability to provide insight and practical wisdom based on experience and expertise, be independent as defined in Nasdaq Rule 4200(a)(15), be able to understand and relate to the culture of the Company, have sufficient time to properly discharge the duties associated with serving as a director, and have experience and knowledge that will enhance or maintain a diversity of business background among board members.

        In addition, the Board believes that one or more of the Company's directors should possess certain specific qualities or skills. These include, among others, experience with publicly held companies, an understanding and background in corporate management, experience in delegation of duties, accounting experience, financial experience, legal experience, marketing experience, understanding of the medical device industry, and background and experience necessary to qualify as an "audit committee financial expert" as defined by the Securities and Exchange Commission for purposes of the Sarbanes-Oxley Act of 2002.

        As discussed above, until the earlier of (a) January 1, 2006 or (b) the date on which former holders of the Company's Senior Convertible Notes due April 2003 collectively own less than forty percent of the Company's common stock, the Creditor's Committee has the right to appoint and elect at any time, up to four directors The Board is in the process of establishing a nominating committee comprised of independent directors to serve as the standing committee responsible for considering and recommending director nominees to the full board, subject to the rights of the Creditor's Committee. We anticipate that the nominating committee will be in place in 2004 and operate under a formal written charter to be adopted by the Board. The Company does not currently have a procedure for shareholders nomination of directors because the Company has not received a shareholder nominee for election as a director in the past ten years. The Board intends to review this issue in connection with its review of corporate governance during 2004.

Compensation of Directors

        Fiscal Year 2003 Compensation.    Directors who are not employees (non-employee directors) of the Company receive a combination of cash payments and annual stock option grants for their services. In addition, directors are reimbursed for their out-of-pocket expenses incurred on behalf of the Company. Our current director compensation included a $2,000 quarterly retainer plus $500 for each board meeting attended, either in person or telephonically. For each committee meeting attended, directors receive a $250 fee. In addition, on the date each non-employee director is elected or re-elected, as the case may be, the non-employee director will receive options to purchase 7,000 shares of the Company's common stock that vest on the earlier of (i) one year from the date of grant or (ii) the date of the next Annual Meeting of Shareholders.

        Stock Options.    In 2003, the Company granted stock options to the following non-employee directors:

Name	Date of Grant	Number of Securities Underlying Options	Exercise Price Per Share ($)
Arnold A. Angeloni	10/31/03	7,000	6.23
John C. Penn	10/31/03	7,000	6.23

Code of Ethics and Business Conduct

        The Board of Directors has adopted a Code of Ethics and Business Conduct applicable to all of the Company's officers, directors, employees and consultants that establishes guidelines for professional and ethical conduct in the workplace. The Code also contains a special set of guidelines applicable to the Company's senior financial officers, including the chief executive officer, principal financial officer, principal accounting officer, and others involved in the preparation of the Company's financial reports, that are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by the Company and compliance with laws, rules and regulations concerning such periodic reporting. A copy of the Code is available on the Company's website. You may obtain a copy of the Code of Ethics and Business Conduct by writing to our Investor Relations Department at:

  Angeion Corporation
  Investor Relations Department
  350 Oak Grove Parkway
  Saint Paul, MN 55127-8599

Report of Audit Committee

        The Board of Directors has established an Audit Committee ("Audit Committee") comprised of Messrs. Penn (Chair), and Angeloni. The Audit Committee operates under a Charter of the Audit Committee, adopted effective June 1, 2000, as amended through June 2, 2003. A copy of the Charter of the Audit Committee is attached as Exhibit A to this Proxy Statement. Each of the members of the Committee is an independent director as defined by the Nasdaq SmallCap listing standards.

        Among its other functions, the Audit Committee selects the Company's independent auditors, reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit, reviews all non-audit services provided by the auditors, approves auditor fees and determines auditor independence. The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's financial reporting system by overseeing and monitoring management's and the independent auditors' participation in the financial reporting process.

        The Committee held six meetings during fiscal 2003. The meetings were designed to facilitate and encourage private communication between the Committee and the Company's independent accountants, KPMG LLP.

        During these meetings, the Committee reviewed and discussed the audited financial statements with management and KPMG LLP. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with KPMG LLP also included the matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        KPMG LLP provided to the Committee the written disclosures and a letter regarding its independence as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." This information was discussed with KPMG LLP.

        Based on discussions with management and KPMG LLP, the Committee's review of the representations of management and the report of KPMG LLP, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended October 31, 2003 as filed with the Securities and Exchange Commission.

Members of the Audit Committee:

Arnold A. Angeloni	John C. Penn

STOCK OWNERSHIP OF PRINCIPAL
SHAREHOLDERS AND MANAGEMENT

        The following table sets forth information as of April 21, 2004 concerning beneficial ownership of the common stock of the Company by (i) the only shareholders known by the Company to own more than five percent of the common stock of the Company, (ii) each director of the Company, (iii) each Named Executive Officer listed in the Summary Compensation Table and (iv) all executive officers and directors of the Company, as a group. Unless otherwise indicated, all persons listed below may be reached at office of the Company.

Name of Beneficial Owner	Shares Beneficially Owned	Options Exercisable Within 60 Days	Total(1)	Percent of Class
Deephaven Capital Management, LLC(2) 130 Cheshire Lane Minnetonka, MN 55305	758,658	—	758,658	21.1%
Loews Corporation(3) 667 Madison Avenue New York, New York 10021	356,665	—	356,665	9.9%
Brantrock Advisors, Inc.(4) 9465 Wilshire Boulevard Beverly Hills, CA 90212	337,332	—	337,332	9.4%
Cincinnati Financial Corporation(5) P.O. Box 145496 Cincinnati, OH 45250-5496	252,999	—	252,999	7.0%
Diker Micro-Value Fund, LP(6) 745 Fifth Avenue New York, NY 10151	246,467	—	246,467	6.9%
Arnold A. Angeloni(7)	3,817	7,000	10,817	*
Richard E. Jahnke(7)(8)	2,100	70,666	72,766	2.0%
Dale H. Johnson(8)	4,000	12,100	16,100	*
John C. Penn(7)	1,105	7,000	8,105	*
Jeffrey T. Schmitz(2)	758,658	—	758,658	21.1%
All executive officers and directors as a group (5 persons)	769,680	96,766	866,446	23.5%

*
Indicates ownership of less than one percent.

(1)
Except as noted, all shares beneficially owned by each person as of the record date were owned of record, and each person had sole voting power and sole investment power for all such shares beneficially held.

(2)
Based on a Schedule 13G filed by Deephaven Capital Management, LLC on October 31, 2002. For purposes of this table, Mr. Schmitz is deemed to share voting and dispositive power over the 758,658 shares controlled by Deephaven Capital Management, LLC. Mr. Schmitz is a senior financial analyst at Deephaven Capital Management, LLC and is the current director designee of the Creditors' Committee. Mr. Schmitz disclaims beneficial ownership in the shares owned by Deephaven Capital Management, LLC.

(3)
Based on a Schedule 13G/A filed by Loews Corporation on November 4, 2003.

(4)
Based on a Schedule 13G filed by Brantrock Advisors, Inc. on February 13, 2003 and represents shares held by Brantrock Advisors, Inc. as an investment adviser. In its Schedule 13G, Brantrock Advisors, Inc. states that it is the managing member of CCF Partners II, a vehicle in which Columbia Charitable Foundation, one of its investment advisory clients, has a right to receive dividends from or the proceeds of a sale of the shares which may represent more that 5% of the outstanding shares of the common stock of the Company.

(5)
Based on a Schedule 13G filed by Cincinnati Financial Corporation on May 6, 2003.

(6)
Based on a Schedule 13G filed by Diker Micro-Value fund, LP, Diker GP, LLC, Diker Management, LLC, Charles M. Diker and Mark N. Diker on February 13, 2004. The partnership is a private investment partnership, the sole general partner of which is Diker GP. As the sole general partner of the Partnership, Diker GP has the power to vote and dispose of the shares of Common Stock owned by the Partnership, and, accordingly, may be deemed the "beneficial owner" of such shares. Pursuant to an investment advisory agreement, Diker Management serves as the investment manager of the Partnership. Accordingly, Diker Management may be deemed the "beneficial owner" of shares held by the Partnership. Charles M. Diker and Mark N. Diker are the managing members of each of Diker GP and Diker Management, and in that capacity direct their operations.

(7)
Serves as a director of the Company and nominated for election to the Board of Directors.

(8)
Serves as an executive officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended October 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Richard E. Jahnke and Mr. Dale H. Johnson were each late in filing one Form 4 with respect to the receipt of options to purchase the Company's common stock.

Equity Compensation Plan Information

        The following table provides information as of October 31, 2003 with respect to the shares of the Company's common stock that may be issued under its equity compensation plan. The Company has one equity compensation plan, its 2002 Stock Option Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	373,800	$5.79	226,200

EXECUTIVE OFFICERS OF THE COMPANY

        Set forth below is biographical and other information on the executive officers of the Company. Mr. Jahnke's biographical information is set forth above under "Information About Directors."

Name of Officer	Age	Title
Richard E. Jahnke	55	President and Chief Executive Officer
Dale H. Johnson	59	Chief Financial Officer

        Dale H. Johnson, CPA, inactive, was appointed Chief Financial Officer in January 2000. Prior to joining the Company, Mr. Johnson served as the Chief Financial Officer of Medical Graphics from March 1997 to December 1999. From 1995 to 1997, Mr. Johnson served as a consultant to various companies in financial distress. From 1994 to 1995, he served as Chief Financial Officer to Larson Companies, a privately owned group of heavy truck dealerships. From 1991 to 1994, he served as Chief Financial Officer to National Marrow Donor Program. From 1971 to 1986, he served as Chief Financial Officer for the Pepsi subsidiary of MEI Corporation. In 1986, PepsiCo, Inc. acquired MEI Corporation and thereafter Mr. Johnson served as Area Chief Financial Officer to PepsiCo, Inc. During the previous five years, he worked as an accountant with Arthur Andersen & Co. and served as a finance officer in the United States Army. Mr. Johnson holds a B.A. in Economics and Accounting from St. John's University and is a Certified Public Accountant, inactive.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

        The following table sets forth the cash and non-cash compensation for the year ended October 31, 2003, for the ten months ended October 31, 2002 and the year ended December 31, 2001 earned by, or awarded to Mr. Jahnke who served as the Chief Executive Officer of the Company and the only other executive officer of the Company whose total cash compensation exceeds $100,000 ("Named Executive Officers") in 2003.

		Annual Compensation				Long Term Compensation
Name and Principal Position	Period/ Year(1)	Salary	Bonus	Other Annual Compensation		Restricted Stock Award ($)		Securities Underlying Options (#)		All Other Compensation(2)
Richard E. Jahnke President and Chief Executive Officer	2003 2002 2001	$267,692 224,231 265,000	$159,705 18,550 —	$	— — —	$	— — —	158,000 — 80,000	(3)	$7,200 6,092 7,200
Dale H. Johnson Chief Financial Officer	2003 2002 2001	122,269 100,269 117,558	38,177 8,295 —		— — —		— — —	27,800 27,000	(3)	— — —

(1)
All amounts for 2002 are for the ten months ended October 31, 2002.

(2)
The amounts represent an automobile allowance paid by the Company.

(3)
All of the Company's options and warrants outstanding as of June 17, 2002 were canceled effective October 25, 2002, the effective date of the Company's Plan of Reorganization.

Grants and Exercises of Stock Options

        On October 25, 2002, the effective date of the Plan of Reorganization, the Company was deemed to have adopted the Angeion Corporation 2002 Stock Option Plan ("2002 Stock Option Plan"). The 2002 Stock Option Plan authorizes issuance of up to 600,000 shares of common stock. There were 359,800 and 14,000 options to purchase the Company's stock granted to employees and directors, respectively, during the year ended October 31, 2003. The following table provides information concerning grants of options to purchase the Company's common stock made during the year ended October 31, 2003 to the Named Executive Officers.

Option/SAR Grants in the Year Ended October 31, 2003

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% Of Total Options Granted to Employees in 2003	Exercise Price Per Share ($)	Expiration Date
Richard E. Jahnke	42,000	11.7	2.00	10/6/2013
	48,000	13.3	6.23	10/6/2013
	68,000	18.9	7.79	10/6/2013
Dale H. Johnson	7,500	2.1	2.00	10/6/2013
	8,000	2.2	6.23	10/6/2013
	12,300	3.4	7.79	10/6/2013

Exercises of Stock Options and Year-End Option Values

        Under the Plan of Reorganization, all warrants and options to purchase the Company's old common stock existing as of June 17, 2002 were canceled effective October 25, 2002. Since all previous warrants and options were canceled, the only options to purchase common stock outstanding at October 31, 2003 are the options granted during the year ended October 31, 2003. Accordingly, the following table provides information concerning option exercises during 2003 and the exercisable and unexercisable value of options held by Named Executive Officers as of October 31, 2003. The value of unexercised in-the-money options is based on the closing price of Angeion common stock on October 31, 2003 of $2.20 per share, minus the exercise price, multiplied by the number of shares issuable upon exercise of the options. These values have not been, and may never be, realized.

Aggregated Option Exercises in the Year Ended October 31, 2003
And Year End Option Values

			Number of Securities Underlying Unexercised Options at October 31, 2003 (#)
					Value of Unexercised In- the-money Options at October 31, 2003 ($)
Name	Shares acquired on exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard E. Jahnke	—	—	70,666	87,334	—	$8,400

			Number of Securities Underlying Unexercised Options at October 31, 2003 (#)
					Value of Unexercised In- the-money Options at October 31, 2003 ($)
Name	Shares acquired on exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Dale H. Johnson	—	—	12,100	15,700	—	$1,500

Employment and Change of Control Agreements

        In December 1999, the Company entered into a written employment agreement with Richard E. Jahnke under which Mr. Jahnke agreed to serve as President and Chief Executive Officer of the Company. In exchange for his service, Mr. Jahnke receives an annual salary of $270,000, and is entitled to earn a cash bonus of up to 70% of his annual salary based upon achievement of certain objectives in a bonus plan established by the Board of Directors. In addition, if Mr. Jahnke remains as President and Chief Executive Officer of the Company through October 25, 2004, (i) he will become fully vested in the options granted to him in September 2003, and (ii) he will be entitled to a pro rata payment under the Angeion three-year long term incentive plan if payouts are earned under the plan in the three year period ending October 31, 2005. Mr. Jahnke was also elected as a member of the Board of Directors in January 2000 and receives no additional compensation for this service. The agreement will terminate upon 30 days written notice by either party, upon notice by the Company of termination "for cause" or upon the event of Mr. Jahnke's death or disability. The agreement also contains a non-compete provision for one year after the termination of Mr. Jahnke's employment.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors establishes the compensation for executive officers of the Company and acts on such other matters relating to their compensation, as it deems appropriate. The Compensation Committee consists of three non-employee directors and typically meets one to four times per year. The Compensation Committee held six meetings during fiscal 2003. The current members of the Compensation Committee are Messrs. Angeloni (chair) and Schmitz. The Compensation Committee also administers, with respect to all eligible recipients, the Company's stock option plans and determines the participants in such plans and the amount, timing and other terms and conditions of awards under such plans.

        Compensation Philosophy and Objectives.    The Compensation Committee is committed to the general principle that overall executive compensation should be commensurate with performance by the Company and the individual executive officers, and the attainment of predetermined individual and corporate goals. The primary objectives of the Company's executive compensation program are to:

  •
  Reward the achievement of desired Company and individual performance goals;

  •
  Provide compensation that enables the Company to attract and retain key executives; and

  •
  Provide compensation opportunities that are linked to performance of the Company and that directly link the interests of executives with the interests of shareholders.

        The Company's executive compensation program provides a level of compensation opportunity that is competitive for companies in comparable industries and of comparable development, complexity and size. In determining compensation levels, the Compensation Committee considers a number of factors, including Company performance, both separately and in relation to other companies competing in the Company's markets; the individual performance of each executive officer; historical compensation levels and stock awards at the Company; and the overall competitive environment for executives and the level of compensation necessary to attract and retain key executives. Compensation levels may be greater or less than competitive levels in comparable companies based upon factors such as annual and long-term Company performance and individual performance.

        Executive Compensation Program Components.    The Company's executive compensation program consists of base salary, bonuses and long-term incentive compensation in the form of stock options. The particular elements of the compensation program are discussed more fully below.

        Base Salary.    Base pay levels of executives are determined by the potential impact of the individual on the Company and its performance, the skills and experience required by the position, the individual performance and potential of the executive, and the Company's overall performance. Base salaries for executives are evaluated and adjusted annually. In connection with the Compensation Committee's annual evaluations of participants in its executive compensation program, the Company has historically generally limited base salary increases to relatively small inflationary adjustments, unless larger increases were merited by performance or to keep compensation commensurate with other companies.

        Bonuses.    The Company has an annual cash bonus plan that may also pay bonuses to executive officers as part of its executive compensation program. The annual cash bonus plan is designed to reward executives when the Company achieves certain financial objectives and when other measurable objectives have met their predetermined goals. These goals include financial elements such as earnings before interest, taxes, depreciation and amortization and total revenue. While many aspects of performance can be measured in financial terms, the management team is also measured in areas of performance that cannot be measured by traditional accounting tools, including the development and execution of operating plans and the development and management of employees. All of these factors are collectively taken into account when determining the appropriate level of annual incentive awards.

        No bonuses were paid to executive officers for 2001. The executive officers of the Company's Medical Graphics subsidiary, including Messrs. Jahnke and Johnson, were paid cash bonuses for 2002 based upon the successful execution and completion of the Company's voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. During 2003, the Company achieved its predetermined financial and operational goals. As a result, the executive officers and certain management members of the Company's Medical Graphics subsidiary, including Messrs. Jahnke and Johnson, were paid cash bonuses for 2003.

        Long-term Incentive Compensation.    Stock options are used to enable key executives to participate in a meaningful way in the success of the Company and to link their interests directly with those of the shareholders. The number of stock options granted to executives is based upon a number of factors, including base salary level and how such base salary level relates to those of other companies in the Company's industry, the number of options previously granted, and individual and Company performance during the year. All options outstanding as of June 17, 2002 were canceled effective October 25, 2002, the effective date of the Company's Plan of Reorganization. There were 359,800 options to purchase the Company's stock granted to employees, including Messrs. Jahnke and Johnson, during the year ended October 31, 2003.

        Section 162(m).    The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended, limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. The Company does not believe it will pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

Members of the Compensation Committee:

Arnold A. Angeloni	Jeffrey T. Schmitz

OTHER INFORMATION

Independent Accountants

        KPMG LLP has served as independent accountants for the Company for a number of years, including the year ended October 31, 2003 and the ten months ended October 31, 2002. The Company's Audit Committee has not yet selected an accountant to serve as independent accountant for fiscal year 2004, but intends to review this matter as part of its audit committee review. A representative of KPMG LLP is expected to be present at the 2004 Annual Meeting of Shareholders. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's financial statements for the year October 31, 2003 and ten months ended October 31, 2002, and fees billed for other services rendered by KPMG LLP, none of which were related to financial information systems design and implementation:

	Year Ended October 31, 2003	Ten Months Ended October 31, 2002
Audit fees	$116,900	$60,000
Audit-related fees	7,100	6,800
Tax fees	33,275	32,500
All other fees	—	30,100

	$157,275	$129,400

(1)
Audit fees consist of fees for the annual audit of the Company's financial statements and review of financial statements included in quarterly reports on Form 10-QSB.

(2)
Audit-related fees consist of fees for audits of the Company's 401(k) savings plan.

(3)
Tax fees consist of fees for tax consultation and tax compliance services, including assistance regarding federal and state tax compliance.

(4)
All other fees for 2002 consist of fees for services related to tax planning associated with the Company's Joint Plan of Reorganization.

        The Audit Committee has determined that the non-audit services performed by KPMG LLP are not incompatible with KPMG LLP maintaining its independence with respect to the Company.

Shareholder Proposals For 2004 Annual Meeting

        The Company anticipates holding its 2005 Annual Meeting on or about May 25, 2005 and anticipates mailing its materials on or about April 27, 2005. The Secretary of the Company must receive any shareholder proposal intended for inclusion in the Company's proxy material for the 2005 Annual Meeting of Shareholders no later than the close of business on December 15, 2004.

        A shareholder who wishes to make a proposal for consideration at the 2005 Annual Meeting, but does not seek to include the proposal in the Company's proxy material, must notify the Secretary of the Company. The notice must be received no later than March 12, 2005. If the notice is not timely, then the persons named on the Company's proxy card for the 2005 Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.

Annual Report

        The Annual Report of the Company for the year ended October 31, 2003, which includes the Company's Annual Report on Form 10-KSB, incorporating all amendments thereto, as filed with the Securities and Exchange Commission, accompanies this Notice of Annual Meeting and proxy solicitation material. Shareholders may obtain the Annual Report of the Company for the ten months ended October 31, 2002, which includes the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission, without charge upon written request to the Chief Financial Officer of the Company at the address indicated on this Proxy Statement.

Cost and Method of Solicitation

        The Company will pay the cost of soliciting proxies and may make arrangements with brokerage firms, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of common stock. The Company will reimburse them for reasonable out-of-pocket expenses. In addition to solicitation by mail, directors, officers and employees of the Company may solicit by telephone, electronic transmission or in person proxies.

Other Matters

        As of the date of this Proxy Statement, management knows of no other matters that may come before the 2004 Annual Meeting. However, if matters other than those referred to above should properly come before the 2004 Annual Meeting, the individuals named on the enclosed proxy card intend to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,
/s/ RICHARD E. JAHNKE Richard E. Jahnke Director, President and Chief Executive Officer

Exhibit A

Charter of the Audit Committee of the Board of Directors of
Angeion Corporation
June 2, 2003

I. Audit Committee Purpose

        The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

  •
  Select, engage and monitor the independence and performance of the Company's independent auditors.

  •
  Provide an avenue of communication among the independent auditors, management and the Board of Directors.

        The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and has direct access to the independent auditors, as well as anyone in the Company. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

        This Charter was first adopted by the Board of Directors effective June 1, 2000, and amended on March 27, 2002 and on June 2, 2003.

II.    Audit Committee Composition and Meetings

        Audit Committee members are appointed by the Board. The members of the Audit Committee will annually elect a Chair. If the Audit Committee Chair is not present, the members of the Committee present may designate a Chair by majority vote of the Committee membership.

        The composition and function of the Audit Committee will meet the applicable rules and regulations of any exchange on which the Company's securities are listed or any system on which the Company's securities are quoted (the "Market"). Each member of the Audit Committee will be "independent" as such term is defined by the applicable rules and regulations of the Securities and Exchange Commission (the "Commission") and the Market. The Audit Committee will be comprised of three or more directors as determined by the Board, each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment.

        All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. If required by the Commission or the Market, the Board of Directors will designate at least one member of the Audit Committee as an "Audit Committee Financial Expert" as defined by the then applicable rules and regulations.

        The Committee will meet at least four times annually, or more frequently as circumstances dictate. The Chair will prepare an agenda in advance of each meeting. The Committee should

1

meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III.  Audit Committee Responsibilities and Duties

Review Procedures

1.
Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with Commission regulations.

2.
Review the Company's annual audited financial statements prior to filing or distribution and recommend to the Board of Directors the inclusion of the financial statements in the Company's annual report to be filed with the Commission. Review and comment upon the Company's annual report.

3.
In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses. Meet with management at least quarterly to review management's disclosure of fraud or deficiencies, if any, in the design or operations of the Company's internal controls.

4.
Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and the Company's quarterly financial statements prior to filing or distribution. Review and comment upon the Company's quarterly reports. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see paragraph 10).

5.
Review with management and the independent auditors, based on reports required from the independent auditors, all critical accounting policies and practices to be used; all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments; and other material written communications between the independent auditor and management.

Independent Auditors

6.
Select and approve the engagement of the independent auditors and remove the independent auditors, all in the Audit Committee's sole discretion. The Committee has sole authority and responsibility for the appointment, oversight, termination and compensation of the independent auditors. The independent auditors are ultimately accountable to the Audit Committee.

7.
Approve all auditing services and permitted non-audit services provided by the independent auditors, and the fees and other significant compensation to be paid to the

2

  independent auditors.

8.
On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

9.
Review the independent auditors audit plan—discuss scope, staffing, locations, reliance upon management and general audit approach.

10.
Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

11.
Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

12.
On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

13.
Receive reports from the Company's legal counsel regarding any dispute, litigation, regulatory matter or proceeding or any material violation of securities laws or breach of fiduciary duty or similar violation by the Company or any agent of the Company.

14.
Resolve any disagreements between management and the independent auditors regarding financial reporting.

Other Audit Committee Responsibilities

15.
Establish procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, including allowing for the submission of confidential and anonymous complaints.

16.
Prepare reports to shareholders as required by the Commission or the Market.

17.
Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

18.
Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

19.
Periodically perform self-assessment of Audit Committee performance.

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COMPANY #

There are three ways to vote your Proxy

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VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

  •
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  June 8, 2004.

  •
  Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the Voice provides you.

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Angeion Corporation, c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.
Please Return Promptly in the Enclosed Envelope
Which Requires No Postage If Mailed Within the United States

Please detach here

The Board of Directors Recommends a Vote "FOR" Item 1.

1.	Election of directors:	01 Arnold A. Angeioni 02 John C. Penn	03 Jeffrey T. Schmitz 04 Richard E. Jahnke	/ /	Vote FOR all nominees (except as marked)	/ /	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ITEM 1 AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

I plan to attend the meeting	/ /	Address Change? Mark Box Indicate changes below:	/ /	Date , 2004

Signature if held Jointly
PLEASE SIGN exactly as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

ANGEION CORPORATION
350 Oak Grove Parkway
Saint Paul, Minnesota 55127-8599

PROXY SOLICITED BY THE BOARD OF DIRECTORS
For Annual Meeting of Shareholders
June 9, 2004

Angeion Corporation 350 Oak Grove Parkway, Saint Paul, Minnesota 55127-8599	proxy

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated May 12, 2004, hereby appoints Richard E. Jahnke and Arnold A. Angeioni, or either of them, proxies (each with full power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote in their discretion, all shares of Common Stock of Angeion Corporation held of record in the name of the undersigned at the close of business on April 21, 2004, at the Annual Meeting of Shareholders to be held on June 9, 2004, or at any adjournment or adjournments, hereby revoking all former proxies.

(Continued, and to be completed and signed, on the reverse side)

QuickLinks

GENERAL INFORMATION
PROPOSAL 1: ELECTION OF DIRECTORS
MANAGEMENT RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES CORPORATE GOVERNANCE AND BOARD MATTERS
STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
OTHER INFORMATION
Charter of the Audit Committee of the Board of Directors of Angeion Corporation June 2, 2003